Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3
POST-CONFIRMATION QUARTERLY SUMMARY REPORT

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor's Name: Nuo Therapeutics, Inc.                                                             Bank: Capital One

Bankruptcy Number: 16-10192 (MFW)                                                            Account Number: All accounts

Date of Confirmation: May 5, 2016 (Effective Date)                                        Account Type: checking (operating), money market, CD

Reporting Period (month/year): October 1, 2016 – December 31, 2016

Beginning Cash Balance:	$3,928,729
All receipts received by the debtor:

Cash Sales:	$22,965
Collection of Accounts Receivable:	$637,699
Proceeds from Litigation (settlement or otherwise):	$0
Sale of Debtor's Assets:	$100,000
Capital Infusion pursuant to the Plan:	$0
Total of cash received:	$760,664

Total of cash available:                                                                                                                                                                                                                                                                                                                                                                                                $    4,689,393

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:

Disbursements made under the plan, excluding the administrative

claims of bankruptcy professionals:                                                                                                                                                                                                                                                                                                                               $             4,172

Disbursements made pursuant to the administrative claims of

bankruptcy professionals:                                                                                                                                                                                                                                                                                                                                               $                   0

All other disbursements made in the ordinary course:                                                                                                                                                                                                                                                                                                                      $     2,011,708

Total Disbursements                                                                                                                                                                                                                                                                                                                                                                                                    $     2,015,880

Ending Cash Balance                                                                                                                                                                                                                                                                                                                                                                                                                     $     2,673,513

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

01-31-2017                                                                             /s/ David E. Jorden

Date                                                                                        David E. Jorden - CEO/CFO

Debtor: Nuo Therapeutics, Inc.
Case Number: 16-10192

In re Nuo Therapeutics, Inc.	Case No. 16-10192 (MFW)
Debtor	Reporting Period: December 31, 2016

QOR
CONSOLIDATED BALANCE SHEET (UNAUDITED) [1]

Line item	Current period

ASSETS
Current assets
Cash and cash equivalents and restricted cash	2,673,513
Accounts receivable	101,054
Other receivables	576,069
Inventory	75,358
Deposits	170,229
Prepaid expenses	230,071
Deferred costs, current portion	-

Total current assets	3,826,294

Property, plant and equipment
Aurix centrifuges	405,096
Computer and office equipment	17,436
Furniture and fixtures	31,452
Production equipment	34,899
Leasehold improvements	404,265
Software	257,619
Less: Accumulated depreciation	(664,651)

Net property, plant and equipment	486,116

Other assets
Investment, Aldagen [1]	-
Intangible assets, net of accumulated amortization	7,840,408
Goodwill	2,079,284
Other long-term assets	278,730

Total other assets	10,198,422

TOTAL ASSETS	14,510,832

LIABILITIES AND OWNERS' EQUITY
Liabilities not subject to compromise
Accounts payable	410,553
Accrued compensation and benefits	90,374
Accrued expenses	836,323
Accrued taxes	18,655
Customer deposits	-
Other long-term liabilities	123,434

Total liabilities not subject to compromise	1,479,339

Liabilities subject to compromise
Accounts payable	27,799
Accrued compensation and benefits	-
Accrued expenses	612
Accrued taxes	16,722
Customer deposits	70,737
Other long-term liabilities	-

Total liabilities subject to compromise	115,870

Shareholders' equity
Common stock	993
Preferred Stock	3
Additional paid-in capital	18,105,657
Retained earnings / (losses), post-emergence	(5,191,030)

Total shareholders' equity	12,915,623

TOTAL LIABILITIES AND OWNERS' EQUITY	14,510,832

1. The accounting systems are not principally designed to produce reports that are consistent with the requirements of the Office of the United States Trustee. The numbers presented in this schedule are subject to change as additional information is made available. The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee. All information contained herein is unaudited, subject to future adjustments and should not be considered as consistent with generally accepted accounting principles (GAAP). NOTE: The unaudited balance sheet reported for December 31, 2016, includes the accounts of Nuo Therapeutics, Inc. and its wholly-owned and controlled subsidiary Aldagen, Inc. ("Aldagen"). All significant inter-company accounts and transactions have been eliminated in consolidation.